                                   EXHIBIT 99



(MERCHANTS GROUP, INC. LOGO)
                                MEDIA INFORMATION
         MERCHANTS GROUP, INC., 250 MAIN STREET, BUFFALO, NEW YORK 14202


FOR IMMEDIATE RELEASE
Contact: Kenneth J. Wilson
Telephone: (716) 849-3101

                       ** MERCHANTS GROUP REPORTS EARNINGS
                     FOR THE QUARTER ENDED MARCH 31, 2004**

      BUFFALO, N.Y., April 30, 2004 -- MERCHANTS GROUP, INC. (AMEX-MGP) announced results for the quarter ended March 31, 2004.

      For the first quarter of 2004 the Company reported net income of $811,000 ($.38 per diluted share) compared to $216,000 ($.10 per diluted share) for the first quarter of 2003. A lower underwriting loss resulting mainly from lower losses and loss adjustment expenses (LAE) was the main factor for the improved performance in the quarter.

      Included in net income for the quarter ended March 31, 2004 were $377,000 of net realized investment gains, which added $.12 to fully diluted earnings per share, compared to $116,000 of net realized investment gains for the quarter ended March 31, 2003, which added $.04 to earnings per share.

      The financial statements and results reflect the effects of the Services Agreement and the Reinsurance Pooling Agreement between the Company and its wholly-owned insurance

                                   -- MORE --


--------------------------------------------------------------------------------

Merchants Group, Inc. through its wholly owned subsidiary, Merchants Insurance Company of New Hampshire, Inc., provides property and casualty insurance to businesses and individuals throughout the northeastern and mid-atlantic United States.

--------------------------------------------------------------------------------
subsidiary, Merchants Insurance Company of New Hampshire, Inc. (MNH), and Merchants Mutual Insurance Company (Mutual), effective January 1, 2003. Under the Services Agreement Mutual provides underwriting, administrative, claims and investment services to the Company and MNH. The Reinsurance Pooling Agreement provides for the pooling, or sharing, of insurance business traditionally written by Mutual and by MNH on or after the effective date. MNH's share of combined Mutual and MNH premiums earned and losses and loss adjustment expenses
(LAE) for 2004 in accordance with the Reinsurance Pooling Agreement is 35%. MNH's pooling percentage for 2003 was 40%. This earnings release provides a comparison of combined Mutual and MNH direct premiums written for 2004 to the combined direct premiums written of Mutual and MNH for the same period in 2003.

First Quarter Comparisons

      Revenues for the Company for the first quarter of 2004 were $16,666,000, a 10% decrease from $18,621,000 recorded in the same period in 2003. Net premiums earned decreased $2,072,000 (13%) to $14,069,000, from $16,141,000 in 2003. Net premiums earned reflect the Company's lower share (35% for 2004 versus 40% for 2003) of pooled net premiums earned. Net investment income decreased 12% to $2,054,000 in 2004, compared to $2,331,000 in 2003, primarily due to a 39 basis point (8%) decrease in the average investment portfolio yield. Net realized investment gains were $377,000 compared to $116,000 in 2003.

      The group-wide or combined direct premiums written in accordance with the Reinsurance Pooling Agreement for the first quarter of 2004 were $45,103,000, an increase of $4,349,000, or 11%, from $40,754,000 in 2003. Group-wide total direct premiums written excluding the Umbrella Program (discussed below) decreased 1% compared to the year earlier period. The Company's pro forma share of combined direct premiums written in 2004 and 2003, in accordance with the Reinsurance Pooling Agreement was $15,786,000 and $16,302,000, respectively, reflecting the Company's lower share (35% for 2004 versus 40% for 2003) of combined direct premiums written. The table below shows a comparison of direct premiums written by major category in 2004 and 2003.

                                   -- MORE --

                                      Group-wide DWP                     MNH Pro Forma Pooled Share
                                      --------------                     --------------------------
                                    Three months ended                       Three months ended
                                         March 31,                                March 31,
                                         ---------                                ---------
                                     2004         2003         Variance       2004         2003         Variance
                                     ----         ----         --------       ----         ----         --------
                                      (000's omitted)                          (000's omitted)
Voluntary Personal Lines           $12,556      $15,212          (17%)      $ 4,395      $ 6,085          (28%)
Voluntary Commercial Lines          31,662       23,682           34%        11,082        9,473           17%
Involuntary                            885        1,860          (52%)          309          744          (58%)
                                   -------      -------                     -------      -------
Total Direct Written Premiums      $45,103      $40,754           11%       $15,786      $16,302           (3%)
                                   =======      =======                     =======      =======


      The 17% decrease in group-wide voluntary personal lines direct premiums written primarily resulted from a 21% decrease in private passenger automobile
(PPA) direct premiums written. This decrease in PPA direct premiums written is the result of the companies' policy, implemented in 2002, not to write new policies in certain jurisdictions, and of the approval of the Companies' withdrawal from the New Jersey PPA market by the New Jersey Department of Banking and Insurance, which was effective in June 2003.

      Group-wide voluntary commercial lines direct premiums written increased $7,980,000, or 34%, to $31,662,000 for the three months ended March 31, 2004 from $23,682,000 for the three months ended March 31, 2003. Approximately 60% of this increase ($4,800,000) resulted from a monoline commercial umbrella program introduced by Mutual in the fourth quarter of 2003 (the Umbrella Program). The Umbrella Program is marketed exclusively through one independent agent and approximately 95% of the premiums and losses related to these policies are reinsured with an "A+" rated national reinsurer through a quota share reinsurance treaty. There were no similar direct premiums written in the three months ended March 31, 2003.

      The remainder of the increase in commercial lines direct premiums written resulted from period to period increases in every group-wide commercial line of business. The average premium per group-wide, non-Umbrella Program commercial lines policy increased 9% compared to the year earlier period, while total non-Umbrella Program commercial lines policies in force at March 31, 2004 were 31,309, substantially unchanged from March 31, 2003. The average premium per group-wide, non-Umbrella Program commercial lines policy increased 9% compared to the year earlier period.

                                   -- MORE --

      The 52% decrease in group-wide involuntary written premiums, which consist primarily of involuntary PPA insurance, resulted primarily from a decrease in group-wide assignments from the New York Automobile Insurance Plan (NYAIP). The NYAIP provides coverage for individuals who are unable to obtain auto insurance in the voluntary market, and assignments from the NYAIP vary depending upon a company's PPA market share and the size of the NYAIP. In addition, beginning in February 2003 the Company purchased credits to reduce assignments of NYAIP, the costs of which are amortized over the estimated term of the premiums eliminated.

         Net losses and LAE decreased $2,828,000, or 22%, to $10,089,000 in 2004 from $12,917,000 in 2003. The loss and LAE ratio decreased 8.3 percentage points from 80.0% in 2003 to 71.7% in 2004. Approximately 7.3 percentage points of the decrease relates to an improvement in the loss and LAE ratio for the 2004 accident year (losses occurring in the first quarter of 2004) compared to the 2003 accident year (losses occurring in the first quarter of 2003).

      Total amortization of deferred policy acquisition costs and other underwriting expenses were $5,447,000 for the first quarter of 2004, an increase of $64,000, or 1%, from $5,383,000 for the first quarter of 2003. A $548,000, or
13%, decrease in the amortization of deferred acquisition costs was offset by a $612,000, or 52%, increase in other underwriting expenses. During 2004 the Company recorded as other underwriting expenses $116,000 of amortization of NYAIP territorial credits (described above), compared to $7,000 in 2003. Other underwriting expenses also included a charge for $344,000 (2.4 percentage points of the expense ratio) of retrospective commission related to the Reinsurance Pooling Agreement. The commissions are owed to Mutual based on a decrease during the first quarter of 2004 in the estimated cumulative loss and LAE ratio since the inception of the Reinsurance Pooling Agreement, and primarily represents the reversal of contingent commissions earned by MNH from Mutual during 2003. There were no similar amounts recorded in the first quarter of 2003. Other underwriting expenses for 2004 also reflect the effect of a May 2003 change in New York law,

                                   -- MORE --
which increased the premium tax rate from 1.3% to 2.0%. The impact of this change on 2004 was approximately $68,000 and added .5 percentage points to the Company's expense ratio. The GAAP combined ratio for the first quarter of 2004 decreased to 110.4 from 113.4 for the same period in 2003.

OTHER INFORMATION:

      Book value per common share at March 31, 2004 increased to $34.00 from $33.30 at December 31, 2003.

      Merchants Group, Inc. through its wholly-owned subsidiary, Merchants Insurance Company of New Hampshire, Inc., offers property and casualty insurance through independent agents to preferred risk individuals and businesses in the Northeast United States. The Company is headquartered in Buffalo, New York.

                                * * * * * * * *

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

      Certain statements made in this press release constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the Company's plans, strategies, objectives, expectations and intentions. Words such as "believes," "forecasts," "intends," "possible," "expects," "anticipates," "estimates," or "plans," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve certain assumptions, risks and uncertainties that include, but are not limited to, those associated with factors affecting the property-casualty insurance industry generally, including price competition, the Company's dependence on state insurance departments for approval of rate increases, size and frequency of claims, escalating damage awards, natural disasters, fluctuations


                                   -- MORE --
in interest rates and general business conditions; the Company's dependence on investment income; the geographic concentration of the Company's business in the northeastern United States and in particular in New York, New Hampshire, New Jersey, Rhode Island, Pennsylvania and Massachusetts; the adequacy of the Company's loss reserves; the Company's dependence on the general reinsurance market; government regulation of the insurance industry; exposure to environmental claims; dependence of the Company on its relationship with Merchants Mutual Insurance Company and the other risks and uncertainties discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

                                   -- MORE --

                              Merchants Group, Inc.
                      Consolidated Statement of Operations
                     (in thousands except per share amounts)

                                                 Three months ended
                                                      March 31,
                                                      ---------
                                                  2004         2003        % change
                                                  ----         ----        --------
                                                     (unaudited)
Revenues:
Net premiums earned                             $14,069      $16,141        (12.8)
Net investment income                             2,054        2,331        (11.9)
Net realized investment gains                       377          116        225.0
Other revenues                                      166           33        403.0
                                                -------      -------
Total revenues                                   16,666       18,621        (10.5)
                                                -------      -------
Expenses:
Net losses and loss adjustment expenses          10,089       12,917        (21.9)
Amortization of deferred
   policy acquisition costs                       3,658        4,206        (13.0)
Other underwriting expenses                       1,789        1,177         52.0
                                                -------      -------
Total expenses                                   15,536       18,300        (15.1)
                                                -------      -------
Income before income taxes                        1,130          321        252.0
Provision for income taxes                          319          105        203.8
                                                -------      -------
Net income                                      $   811      $   216        275.5
                                                =======      =======
Earnings per share:
   Basic                                        $   .38      $   .10        280.0
                                                =======      =======
   Diluted                                      $   .38      $   .10        280.0
                                                =======      =======
Weighted average shares outstanding
   Basic                                          2,112        2,110
   Diluted                                        2,116        2,113
GAAP Combined Ratio                               110.4        113.4
Statutory Combined Ratio                          115.9        114.7

                                  --- MORE ---

                              Merchants Group, Inc.
                      Consolidated Condensed Balance Sheet
                                 (in thousands)

                                                          March 31,   December 31,
                                                            2004          2003
                                                          --------      --------
                                                         (unaudited)
Assets
Investments                                               $216,516      $202,887
Premiums receivable                                         14,766        16,677
Deferred policy acquisition costs                            7,332         8,623
Reinsurance recoverable on paid and
    unpaid losses                                           20,291        22,715

Deferred federal income tax benefit                          3,976         4,497
Other assets                                                17,610        16,867
                                                          --------      --------
       Total assets                                       $280,491      $272,266
                                                          ========      ========

Liabilities and Stockholders' Equity

Liabilities:
  Reserve for losses and loss
    adjustment expenses                                   $141,312      $146,474
  Unearned premiums                                         31,930        36,176
  Other liabilities                                         35,377        19,357
                                                          --------      --------
       Total liabilities                                   208,619       202,007
                                                          --------      --------

Stockholders' equity:                                       71,872        70,259
                                                          --------      --------

       Total liabilities and stockholders' equity         $280,491      $272,266
                                                          ========      ========




                                   --- 30 ---